UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

November 2, 2012

Fabrinet

(Exact name of registrant as specified in its charter)

Cayman Islands	001-34775	Not Applicable
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Walker House

87 Mary Street

George Town

Grand Cayman

KY1-9005

Cayman Islands

(Address of principal executive offices, including zip code)

+66 2-524-9600

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition.

On November 5, 2012, Fabrinet (the “Company”) issued a press release regarding its financial results for the fiscal quarter ended September 28, 2012. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The information in this Item 2.02 and Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Amended Offer Letter

On November 2, 2012, Fabrinet USA, Inc. entered into an amended and restated employment offer letter (the “Amended Offer Letter”) with John Marchetti to provide for the following severance in the event Mr. Marchetti’s employment is terminated as a result of a change of control (whether or not for good cause): (i) a lump sum payment of severance payable within ten (10) business days from the date of Mr. Marchetti’s termination of employment, equal to (a) twelve (12) months of his then present base salary, and (b) any earned bonus as of the date of Mr. Marchetti’s termination from employment; and (ii) if Mr. Marchetti timely elects continuation coverage under the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended, or a similar state program, reimbursement of the costs to continue family medical coverage for the first twelve (12) months following his termination of employment.

A copy of the Amended Offer Letter is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Fiscal 2013 Executive Incentive Plan

On November 2, 2012, the Compensation Committee (the “Committee”) of the Company’s board of directors revised the Company’s fiscal 2013 executive incentive plan (the “Bonus Plan”) in order to better align the Bonus Plan incentives with the Company’s goal of maximizing its performance. These revisions clarify that (i) target bonuses will become payable if the Company achieves 100% of the revenue and non-GAAP earnings per share (“EPS”) targets previously approved by the Committee, (ii) threshold bonuses will become payable if the Company achieves at least 91% of the revenue and non-GAAP EPS targets previously approved by the Committee, (iii) maximum bonuses will become payable if the Company achieves at least 120% of the revenue and non-GAAP EPS targets previously approved by the Committee, and (iv) achievement of the financial targets at levels between 91% and 100% and between 100% and 120% will result in a bonus amount that is based on linear interpolation.

Under the Bonus Plan, target bonus amounts are expressed as a percentage of a participant’s base salary, and the maximum bonus that a participant may receive under the Bonus Plan is two times a participant’s target bonus. As previously disclosed, David T. Mitchell, the Company’s Chief Executive Officer, has a target bonus of 100% of base salary, and all other participants have a target bonus of between 50% and 75% of base salary.

Item 9.01 – Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

10.1	Amended and Restated Employment Offer Letter, dated November 2, 2012, between John Marchetti and Fabrinet USA, Inc.

99.1	Press release dated November 5, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FABRINET

By:	/s/ Paul Kalivas
Paul Kalivas Chief Administrative Officer, General Counsel and Secretary

Date: November 5, 2012

EXHIBIT INDEX

Exhibit No.	Description

10.1	Amended and Restated Employment Offer Letter, dated November 2, 2012, between John Marchetti and Fabrinet USA, Inc.

99.1	Press release dated November 5, 2012